SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

FONAR CORPORATION

______________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	0-10248	11-2464137
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
110 Marcus Drive Melville, New York 11747 (631) 694-2929
(Address, including zip code, and telephone number of registrant's principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02(b). Departure of Directors or Principal Officers

Robert J. Janoff, a director of our Company since 1989, passed away on May 15, 2020. He served the Company well and we will miss him.

We do not anticipate that we will select a replacement for Mr. Janoff prior to the Annual Meeting of Stockholders on June 15, 2020. Votes already cast For (or Against) Mr. Janoff will not count.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONAR CORPORATION

(Registrant)

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By /s/ Timothy R. Damadian

Timothy R. Damadian

President and CEO

Dated: May 29, 2020